CITIGROUP INC.

DEFERRED CASH AWARD PLAN

Effective as of January 1, 2009

CITIGROUP INC.

DEFERRED CASH AWARD PLAN

Purpose

Citigroup Inc. (the “Company”) has adopted this Citigroup Inc. Deferred Cash Award Plan (the “Plan”) for certain eligible employees of the Company and other Affiliated Employers in order to provide such eligible employees with a pre-tax deferred cash incentive compensation opportunity.

ARTICLE I

DEFINITIONS

As used herein, the following terms have the meanings set forth below.

“Account” means a bookkeeping account maintained on the books and records of the Company to record Deferred Cash Award(s) and Return(s) credited in accordance with the Plan.  An Account is established only for purposes of measuring a deferred benefit and not to segregate assets or to identify assets that may be used to make payments hereunder.

“Account Balance” means the amount reflected on the books and records of the Company as the value of a Participant’s Account at any date of determination, as determined in accordance with the Plan.

“Affiliated Employer” means any company or other entity that is related to the Company as a member of a controlled group of corporations in accordance with Section 1.409A-1(h)(3) of the Treasury Regulations promulgated pursuant to Section 409A of the Code.

“Anniversary Date” shall mean each January 20th of the Year following the Year in which the Award Date occurs, or such other date in the Year following the Year in which the Award Date occurs as the Plan Administrator may determine in its sole discretion.

“Award” means, for any Year, a Participant’s Deferred Cash Award for the relevant Year.

“Award Agreement” means a written or electronic document setting forth individualized information relating to a Participant’s deferral under the Plan in respect of any given Year.  The Plan Administrator may require a Participant to sign (or acknowledge receipt of) an Award Agreement as a condition to participation in the Plan.

“Award Date” means the third Tuesday in January of the Year in which the Award is granted, or such other date as determined by the Plan Administrator in its sole discretion.

“Bona Fide Leave” means a “bona fide leave of absence” within the meaning of that term under Section 409A-1(h)(1)(i) of the Treasury Regulations promulgated pursuant to Section 409A of the Code.

“CAP” means the Citigroup Inc. Capital Accumulation Program.

“Cause” means gross misconduct as determined by the Plan Administrator, and includes, without limitation, conduct that is in competition (as determined by the Plan Administrator) with the Firm’s business operations, that breaches any obligation to the Firm or duty of loyalty, or that is materially injurious to the Firm, monetarily or otherwise.

“Change in Control” means a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Employer, within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations promulgated pursuant to Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Personnel & Compensation Committee of the Board of Directors of the Company.

“Competitive Activity” means a Participant’s employment by a Significant Competitor.

“Deferred Cash Award” has the meaning set forth in Section 3.01.

“Disabled” means a Participant is determined to be totally disabled as by the U.S. Social Security Administration and has provided appropriate documentation to the Plan Administrator.

“Eligible Employee” means, unless otherwise provided by the Plan Administrator, a U.K. Employee or U.S. Employee who receives Total Incentive Compensation in respect of a relevant Year that equals or exceeds the threshold for participation in CAP for such Year.

“Employer” means an Affiliated Employer by which the Participant is then employed.

“Firm” means the Company and each Affiliated Employer.

“Participant” means an Eligible Employee selected to participate in the Plan pursuant to the procedures set forth in Article II.

“Permissible Leave Period” has the meaning set forth in Section 6.01(e)(1)(A).

“Performance Option” means the performance option(s) designated by the Plan Administrator (from time to time in its sole discretion) to measure the Return to be credited (or debited) to a Participant’s Account Balance; provided, that the Plan Administrator may change or amend such designated performance option(s) at any time in its sole discretion.

“Plan Administrator” means the Committee or such other person or persons appointed from time to time by the Committee.

“Retirement” means a Participant’s termination of employment for any reason other than Cause under one of the following circumstances:

(1)           Participant does not meet the Rule of 75 (as defined below) and either (a) Participant is age 50 or older, has completed at least five full years of service with the Firm, and his or her age plus completed full years of service with the Firm equals at least 60 on the date his or her employment terminates or (b) Participant is under age 50, has completed at least twenty full years of service with the Firm, and his or her age plus completed full years of service with the Firm equals at least 60 on the date his or her employment terminates (the “Rule of 60”);

(2)           The sum of the Participant’s age and completed full years of service with the Firm equals at least 75 on the date his or her employment terminates (the “Rule of 75”); or

(3)           Participant is at least age 55 and is a legacy Citibank employee who participates in (i) the grandfathered Citibank formula of the U.S. Citigroup Pension Plan or (ii) the grandfathered Citibank formula of the Head Office Guarantee Plan;

in each case provided that the Participant has not engaged in any Competitive Activity prior to or following the date of termination of employment.

“Return” has the meaning set forth in Section 4.02.

“Separation from Service” means a termination of a Participant’s employment with the Firm; provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation 1.409A-1(h) promulgated pursuant to Section 409A of the Code.

“Significant Competitor” means any entity which the Plan Administrator determines is a “significant competitor” and includes on the list of significant competitors that will be made available to Participants and which may be updated from time to time; provided, however, that no entity shall be considered “significant competitor” unless it was included in the list in effect at the time Participant’s employment with the Firm terminated.

“Specified Employee” means a “specified employee,” as defined in Section 409A of the Code.

“Total Incentive Compensation” means the amount of a Participant’s aggregate cash and non-cash incentive compensation for a given Year, prior to giving effect to any deferral under the Plan.  Total Incentive Compensation does not include base salary or any multi-year incentive award, unless otherwise provided by the Plan Administrator.

“U.K. Employee” means an employee employed by an Employer who (A) is (i) working in the United Kingdom or (B) an expatriate who is tax-equalized to the United Kingdom, and (ii) does not qualify for Retirement on the Award Date.

“U.S. Employee” means an employee employed by Employer who (i) is (A) working in the United States (which for purposes of this Plan shall include Puerto Rico) or (B) an expatriate who is tax-equalized to the United States, and (ii) does not qualify for Retirement on the Award Date.

“Vesting Date” has the meaning set forth in Section 4.03.

“Year” means the calendar year.

ARTICLE II

PARTICIPATION

Section 2.01   Participants.  Each Year, the Plan Administrator will select certain Eligible Employees to participate in the Plan, subject to the terms of the Plan.

ARTICLE III

DEFERRALS

Section 3.01   Awards Generally.  Deferrals under the Plan shall be automatic and mandatory and shall be equal to a specified percentage of the Participant’s Total Incentive Compensation, determined by the Plan Administrator in its sole discretion.  The amount deferred pursuant to this Section 3.01 is referred to as the Participant’s “Deferred Cash Award” for the relevant Year.

Section 3.02   Deferral Period.  A Participant’s Deferred Cash Award (and any Return thereon) for a relevant Year will be deferred for the period beginning on the applicable Award Date and ending on the applicable Vesting Date.

ARTICLE IV

ACCOUNTS

Section 4.01   Maintenance of Accounts.

(a)          The Company will maintain an Account on its books and records for each Participant.  The Account will be a book entry credit reflecting a Participant’s Award and will periodically be credited or charged with the Return attributable to such Award pursuant to Section 4.02.  A Participant’s Account will be charged with distributions to the Participant or the Participant’s estate.

(b)          For administrative purposes, a Participant’s Account may be divided into sub-Accounts, for purposes of tracking different Performance Options (if more than one) or maturity schedules, in each case as applicable, or otherwise as necessary for purposes of reflecting the Participant’s Award for a given Year and the Return thereon.

(c)           Each Participant shall receive a written or electronic statement (at least annually) of his or her Account Balance; provided, however, that if a Participant is able to access his or her Account Balance through the Plan Administrator’s (or a third party vendor’s) website, the Plan Administrator shall have no obligation to provide such Participant with a written or electronic statement of his or her Account Balance.

Section 4.02   Return on Awards.  Awards will be credited with a return (positive or negative) (the “Return”) on a monthly basis, or such other schedule as the Plan Administrator shall determine in its sole discretion, to reflect the equivalent of the earnings and losses that a Participant’s Account would have experienced had such amounts actually been invested in the Performance Option, as determined by the Plan Administrator in its sole discretion.  The Plan Administrator shall from time to time designate such Performance Option(s) as it shall determine and the Plan Administrator may, in its sole discretion, make a different Performance Option(s) available to different Participants.  The Plan Administrator shall communicate the assigned or available Performance Option(s) on or about the Award Date and any change or amendments to the assigned or available Performance Option(s) shall be communicated to Participants in accordance with Section 8.01.

(a)  A Participant’s Account will not be invested in any Performance Option and such Account does not represent the Participant’s ownership of, or any ownership interest in, any Performance Option.

(b)  Notwithstanding any provision of this Plan to the contrary, the Plan Administrator may, in its sole discretion, alter, modify, eliminate or replace any Performance Option, as applicable, that is used to calculate the Return on a Participant’s Accounts under the Plan.  In the event the Plan Administrator alters, modifies or eliminates any Performance Option, the Plan Administrator may, in its sole discretion, provide the affected Participants another Performance Option under the Plan.

Section 4.03   Vesting.  Except as otherwise provided in an applicable Award Agreement and Subject to Article VI, twenty-five percent (25%) of a Participant’s Award and the Return thereon will vest on each of the first through fourth Anniversary Dates following the Award Date (each, a “Vesting Date”).

ARTICLE V

PAYMENTS

Section 5.01   Payments Generally.  Subject to Article VI and Section 9.04 hereof, the vested portion of a Participant’s Account Balance will be paid or distributed to the Participant in a single sum as soon as practicable after the occurrence of the applicable Vesting Date, but in any event no later than (a) the end of the Year in which the Vesting Date occurs or (b) if later, the fifteenth day of the third month following the Vesting Date.

Section 5.02   Payment in Cash.  Unless the Plan Administrator determines otherwise in its sole discretion, distributions under the Plan will either be made (a) with respect to Participants who reside within the United States at the time such distributions are made, in U.S. dollars, and (b) with respect to Participants who reside outside the United States at the time such distributions are made, in cash in the local currency of the country in which the Participant resides.  The Plan Administrator may determine, in its sole discretion, the foreign exchange rates that are used to convert Participants’ vested Account Balances into local currencies.  Except as provided above, Participants will have no right to any specific form of payment.

Section 5.03   No Withdrawals or Loans.  Prior to payment as provided for herein, a Participant will have no rights under the Plan to make withdrawals from his or her Account for any reason.  In no event will a Participant be entitled to receive loans from the Firm based upon his or her Account Balance.

Section 5.04   Taxes and Withholding.  All payments under the Plan are subject to applicable withholdings and employment or other taxes.  As a condition to any payment or distribution pursuant to the Plan, the Firm may require a Participant to pay such sum to the Firm as may be necessary to discharge the Firm’s obligations with respect to any taxes, assessments or other governmental charges, whether of the United States or any other jurisdiction, imposed on property or income received by the Participant hereunder.  In addition, the Firm may require a Participant to pay the Firm an amount necessary to discharge the Firm’s obligations with respect to any payroll taxes that may be owed on the Participant’s Account Balance that are no longer subject to a substantial risk of forfeiture.

Section 5.05   Liability for Payment.  Each Employer shall be liable for the amount of any payment owed to a Participant pursuant to Section 5.01 or Article VI who is employed by such Employer during the deferral period applicable to an Award; provided, however, that in the event that a Participant is employed by more than one Employer during the deferral period applicable to an Award, each Employer shall be liable for its allocable portion of such payment.

ARTICLE VI

TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

Section 6.01   Generally.  Except as otherwise provided in this Article VI and subject to Section 9.04, upon termination of a Participant’s employment with the Firm for any reason, the portion of a Participant’s Account Balance that is not already vested will be forfeited, and any portion of such Account Balance that has previously vested shall continue to be governed by Section 5.01.

(a)  Cause.  Upon a Participant’s Separation from Service as a result of a termination of the Participant’s employment by the Firm for Cause, such Participant’s Account Balance, whether or not vested, shall be forfeited without any payment.

(b) Resignation.

(i)           Except as provided in clause (b)(ii) below or as otherwise provided in this Section 6.01, upon a Participant’s Separation from Service with the Firm as a result of the Participant’s resignation for any reason, such Participant’s unvested Account Balance shall be forfeited without any payment.

(ii)           Upon (A) a Participant’s election to pursue an alternate career (1) in government service, (2) for a bona fide charitable institution, or (3) as a teacher at a bona fide educational institution and (B) the advanced written approval of the Senior Human Resources Officer of such Participant’s business of such alternate career, such Participant’s unvested Account Balance shall be 100% vested and paid to the Participant following his or her Separation from Service.

(c)  Death.  Upon the Participant’s death, such Participant’s unvested Account Balance shall be 100% vested and paid to the Participant’s estate.

(d)  Disability.  In the event a Participant becomes Disabled, such Participant’s unvested Account Balance shall be 100% vested and paid to the Participant.

(e)  Leave of Absence.

(i)            In the event that a Participant takes a Bona Fide Leave:

(A)           during the first six months of such Bona Fide Leave or, if longer, (1) the period following commencement of the Bona Fide Leave during which the Participant is on a statutory leave or (2) 12 months, if the Participant has a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position or any substantially similar position (the “Permissible Leave Period”), subject to clause (e)(ii) below, the Participant’s unvested Account Balance shall be credited with the same vesting schedule, and shall be paid out in accordance with Section 5.01, as if his or her employment had not been interrupted by such Bona Fide Leave, and

(B)           if the Bona Fide Leave exceeds the Permissible Leave Period, then, subject to clause (e)(ii) below, on the first date following the Permissible Leave Period, the unvested portion of such Participant’s Account Balance shall be forfeited without any payment and the vested portion, if any, shall be paid out in accordance with Section 5.01.

(ii)           Notwithstanding the foregoing, (A) if on the last day of the Permissible Leave Period, the Participant otherwise qualifies for Retirement, clause (e)(i)(B) above shall not apply and the Participant’s unvested Account Balance shall continue to be credited with the same vesting schedule, and to be paid out in accordance with Section 5.01, as if his or her employment had not been interrupted by such Bona Fide Leave, (B) if Participant incurs a Separation from Service during his or her Bona Fide Leave, this clause (e) shall cease to apply and the Participant’s Account shall be subject to all provisions of this Article VI applicable upon such Separation from Service and (C) if at any time the Participant engages in Competitive Activity during the period in which he or she is receiving vesting credit, his or her entire unvested Account Balance as of the date of such activity will be forfeited without payment.

(f)  Without Cause.  Upon a Participant’s Separation from Service as a result of a termination of the Participant’s employment by the Firm without Cause, such Participant’s unvested Account Balance shall be 100% vested and paid to the Participant  following his or her Separation from Service.

(g) Retirement.

(i)            Notwithstanding anything to the contrary in Sections 6.01(b) through (f), in the event that, upon the Participant’s Separation from Service other than as a result of a termination of the Participant’s employment by the Firm for Cause or on account of death or Disability, the Participant qualifies for Retirement, such Participant will continue to have the unvested portion of his or her Account Balance credited with the same vesting schedule, and his or her Account Balance shall be distributed in accordance with Section 5.01, as if he or she had continued to be employed with the Firm; provided, however, if such Participant engages in Competitive Activity during the period in which he or she is receiving vesting credit, his or her entire unvested Account Balance as of the date of such activity will be forfeited without payment.

(ii)           Notwithstanding Section 6.01(g)(i), if Participant’s Separation from Service is without Cause and the Participant qualifies for Retirement on the date of his or her Separation from Service, such Participant will continue to have the unvested portion of his or her Account Balance credited with the same vesting schedule, and his or her Account Balance shall be distributed in accordance with Section 5.01, as if he or she had continued to be employed with the Firm irrespective of whether such Participant engages in Competitive Activities.

(h)  Transfer Within Citigroup.  If a Participant’s employment is transferred to an Affiliated Employer, then such Participant will continue to have the unvested portion of his or her Account Balance credited with the same vesting schedule, and his or her Account Balance shall be distributed in accordance with Section 5.01, as if he or she had continued to be employed with the Company.  Notwithstanding the foregoing, if any such transfer results in the Participant’s Separation from Service or, following such transfer, the Participant incurs a Separation from Service, the Participant’s Account Balance will be subject to the applicable provisions of this Article VI.

(i)   Change in Control.  Notwithstanding the foregoing, in the event of a Change in Control, such Participant’s unvested Account Balance shall be 100% vested and paid to the Participant following the Change in Control.

(j)   Notwithstanding the foregoing, the Company may, upon the Participant’s Separation from Service as a condition to any additional vesting of such Participant’s Account Balance, require the Participant to certify on such form and in such manner as the Plan Administrator shall determine that the Participant has not engaged, and will not engage in Competitive Activity, and any failure to so certify shall result in the Participant forfeiting such Participant’s Account Balance.

Section 6.02   Nontransferability.

(a)  No benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance, other than by will or the laws of descent and distribution.  Any attempt to violate the foregoing prohibition shall be void.

(b)  In the event of the Participant’s death, payments due under the Plan shall be distributed to the Participant’s estate.  Payment to the executors or administrators of the estate of a Participant may be conditioned on the delivery to the Company of such tax waivers, letters testamentary and other documents as the Plan Administrator may reasonably request.

ARTICLE VII

ADMINISTRATION

Section 7.01   Plan Administrator.

a)  The Plan shall be administered by the Plan Administrator.  The Plan Administrator shall have discretionary authority to interpret the Plan, to make all legal and factual determinations and to determine all questions arising in the administration of the Plan, including without limitation the reconciliation of any inconsistent provisions, the resolution of ambiguities, the correction of any defects, and the supplying of omissions.  Each interpretation, determination or other action made or taken pursuant to the Plan or any Award Agreement under the Plan by the Plan Administrator shall be final and binding on all persons, subject to the provisions of Section 9.06 hereof, and the provisions of any Award Agreement, concerning arbitration.

(b) The Company may enter into Award Agreements with each Participant in a form approved by the Plan Administrator.  Award Agreements shall contain terms consistent with this Plan and such other terms, including without limitation representations and warranties by the Participant, as the Plan Administrator considers advisable or appropriate.

Section 7.02   Indemnification.  The Plan Administrator shall not be liable to any Participant for any action or determination.  The Plan Administrator shall be indemnified by the Firm against any liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) incurred by him or her as a result of actions taken or not taken in connection with the Plan.

Section 7.03   Sub Plans.  The Plan Administrator may, in its sole discretion, create separate sub-plans (“Sub Plans”) under this Plan, which shall provide for participation in the Plan by Participants employed outside of the United States.  Each Sub Plan shall comply with local laws applicable to deferred compensation plans.  This Plan shall be a separate and independent plan from the Sub Plans.

ARTICLE VIII

AMENDMENTS AND TERMINATION

Section 8.01   Right to Amend or Terminate the Plan.  The Plan Administrator may alter, amend, modify, suspend or terminate the Plan or any Award Agreement entered into with a Participant at any time in its sole discretion provided that no such alteration, amendment, modification, suspension or termination shall cause an Award or any portion of an Account or the Plan to violate Section 409A of the Code.  No further Awards will be made after the effective date of termination of the Plan.  Following such termination, payment in respect of each Participant’s Accounts will be made as provided in Section 8.02.  To the extent the Plan Administrator deems it necessary or appropriate to modify or amend an Award, the Plan or an Award Agreement pursuant to this Section 8.01, the each affected Participant shall receive a supplemental communication describing such changes.  For the avoidance of doubt, no action permitted to be taken the Plan Administrator pursuant to this Section 8.01 shall require the consent of any Participant.

Section 8.02   Payment Following Termination of the Plan.  Upon termination of the Plan, the Plan Administrator may take such action with respect to each Participant’s Accounts as it reasonably determines is necessary or desirable; provided, however, that the Plan Administrator may take no action which will result in accelerated taxation or tax penalties under Section 409A of the Code in respect of any Participant’s Account(s).  No termination of the Plan or any Participant’s Award Agreement will give rise to a claim of constructive termination of employment by any Participant.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01   Unfunded Status of the Plan.  The Plan is unfunded.  A Participant’s Account shall represent at all times an unfunded and unsecured contractual obligation of each Employer that employed Participant during the deferral period applicable to an Award.  Each Participant (or his or her estate) will be unsecured creditors of each Employer at which such Participant is or was employed with respect to all obligations owed to Participant (or his or her estate) under the Plan or any Award Agreement.  Amounts payable under the Plan and any Award Agreement will be satisfied solely out of the general assets of an Employer subject to the claims of its creditors.  A Participant (or his or her estate) will not have any interest in any fund or in any specific asset of an Employer of any kind by reason of any Return credited to him or her hereunder, nor shall the Participant (or his or his estate) have any right to receive any payment or distribution under the Plan or any Award Agreement except as, and to the extent, expressly provided in the Plan or Award Agreement.  No Employer will segregate any funds or assets to provide for the distribution of an Account Balance or issue any notes or security for the payment thereof.  Any reserve or other asset that an Employer may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant (or his or her estate) for the performance of the Employer under the Plan.

Section 9.02   No Right to Continued Employment.  Neither the Plan, any Award Agreement nor any action taken or omitted to be taken pursuant to or in connection with the Plan shall be deemed (i) to create or confer on a Participant any right to be retained in the employ of the Firm, (ii) to interfere with or to limit in any way the Firm’s right to terminate the employment of a Participant at any time, or (iii) to confer on a Participant any right or entitlement to compensation in any specific amount for any future Year.  In addition, selection of an individual as a Participant for a given Year shall not be deemed to create or confer on the Participant any right to participate in the Plan, or in any similar plan or program that may be established by the Company, in respect of any future Year.

Section 9.03   Offset Rights.  Notwithstanding any provisions of the Plan to the contrary, the Company may, if the Plan Administrator in its sole discretion shall determine, offset any amounts which a Participant may owe to the Firm against the Account Balance and any distributions that would have otherwise been made to the Participant under the Plan, but only to the extent that such offset will not cause any tax to become due pursuant to Section 409A of the Code.

Section 9.04   Code Section 409A.

(a)  Notwithstanding anything to the contrary herein or in any applicable Award Agreement, all payments and distributions due hereunder and thereunder are intended to comply with Section 409A of the Code and the guidance issued thereunder, and this Plan and any applicable Award Agreement shall be construed accordingly.

(b)  Notwithstanding the foregoing, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).  All payments hereunder and under any applicable Award Agreement that have been delayed pursuant to this Section 9.04 shall be paid (without interest, dividends, dividend equivalents or any compensation for any loss in market value or otherwise which occurs during such period) to the Participant in a lump sum.

(c)  Each Participant or the Participant’s estate, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with this Plan or any other nonqualified deferred compensation plan sponsored or maintained by the Firm (including without limitation any taxes and penalties under Section 409A of the Code), and the Firm shall have no obligation to indemnify or otherwise hold such Participant or the Participant’s estate harmless from any or all of such taxes or penalties.

Section 9.05   Successors.  The obligations of the Company under this Plan shall be binding upon the successors of the Company.

Section 9.06   Governing Law.  The Plan and each Award Agreement entered into with a Participant shall be subject to and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law rule or principle that might otherwise refer the interpretation of the Award to the substantive law of another jurisdiction.  All disputes under the Plan shall be subject to final and binding arbitration in accordance with the Firm’s arbitration policy.

Section 9.07   Construction.  The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of any provision hereof.  Use of one gender includes the other, and the singular and plural include each other.

Section 9.08   EESA Compliance.   Notwithstanding anything herein to the contrary, to the extent that a Participant and an Award are subject to Section 111 of the Emergency Economic Stabilization Act of 2008 and any regulations or interpretations that may from time to time be promulgated thereunder (“EESA”), then any payment of any kind provided for by the Award must comply with EESA, and the Plan shall be interpreted to so comply.  If the making of any payment pursuant to the Award would violate EESA, or if the making of such payment may in the judgment of the Company limit or adversely impact the ability of the Company to participate in, or the terms of the Company’s participation in, the Troubled Asset Relief Program, the Capital Purchase Program, or to qualify for any other relief under EESA, the Participant shall be deemed to have waived his or her right to such payment.  Notwithstanding any provision of this Plan to the contrary, an Award is subject to forfeiture or repayment if the Award is based on performance metrics that are materially inaccurate.  On or prior to the applicable Award Date, each Participant who is a member of the Citigroup Senior Leadership Committee, or any successor committee, shall have granted to the U.S. Treasury and the Company a waiver releasing the U.S. Treasury and the Company from any claims that the Participant may otherwise have as a result of the issuance of any regulations that adversely modify the terms of an Award that would not otherwise comply with the executive compensation and corporate governance requirements of EESA or any securities purchase agreement or other agreement entered into between the Company and the U.S. Treasury pursuant to EESA.